EXHIBIT 23.2



                       Moore Stephens Cooper Molyneux LLP
              701 Evans Avenue, 8th Floor Toronto, Ontario M9C 1A3


Date: January 27, 2003

Universe 2U Inc.
8500 Leslie Street, Suite 500
Thornhill, Ontario L3T 7M8, Canada

Gentlemen:

     We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 28, 2002 on our audit of the financial statements of Universe2U Inc. as of December 31, 2001, which audit report is included in the annual report on Form 10-KSB for year ended December 31, 2001.


                                        Very truly yours,

                                        Moore Stephens Cooper Molyneux LLP



                                    By: /s/  Moore Stephens Cooper Molyneux LLP
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